UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 21, 2010
Builders FirstSource, Inc.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-51357	52-2084569

(Commission File Number)	(IRS Employer Identification No.)
2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices)
(214) 880-3500

(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 21, 2010, Builders FirstSource, Inc. (the “Company”) entered into (a) an Indenture (the “Indenture”) among the Company, its wholly-owned subsidiaries (the “Guarantors”), and Wilmington Trust Company (“WTC”), as trustee, governing the Company’s Second Priority Senior Secured Floating Rate Notes due 2016 (the “2016 Notes”) and (b) the Second Lien Pledge and Security Agreement (the “Security Agreement”) among the Company, the Guarantors, and WTC, as collateral trustee. The Company issued $139.7 million aggregate principal amount of 2016 Notes under the Indenture on January 21, 2010.
     The Indenture governs the terms of the 2016 Notes, which have an interest rate of 3-month LIBOR (subject to a 3.0% floor) plus 10.0% and will mature on February 15, 2016. The 2016 Notes are the Company’s senior secured obligations and will rank equally in right of payment with all of the Company’s existing and future senior debt. The 2016 Notes will be effectively junior in right of payment to any of the Company’s indebtedness that is secured by first priority liens on the assets securing the 2016 Notes, including the Company’s senior secured revolving credit facility. The 2016 Notes are jointly and severally guaranteed by the Guarantors. The Guarantor guarantees are full and unconditional. The Indenture and the Security Agreement provide that the Company and the Guarantors will grant WTC a second priority lien on substantially all of their assets to secure their obligations under the 2016 Notes. In the Security Agreement, the Company and the Guarantors covenant to take certain acts to insure the validity and enforceability of that lien and to protect the collateral.
     Under the terms of the Indenture, the Company has the right at any time to redeem some or all of the 2016 Notes at a price equal to: (1) prior to February 15, 2011, 105% of the principal amount; (2) after February 15, 2011, and prior to February 15, 2012, 102.5% of the principal amount; (3) after February 15, 2012, and prior to February 15, 2013, 101% of the principal amount; and (4) after February 15, 2013, the principal amount, plus in each case accrued and unpaid interest (if any) to the date of redemption. If certain changes in control of the Company occur, the Company must offer to repurchase the 2016 Notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest (if any) to the date of repurchase.
     The Company makes a variety of covenants in the Indenture, including covenants restricting its and the Guarantors’ ability to consolidate or merge, incur debt, make restricted payments (including payments of dividends), issue equity securities, incur liens, allow subsidiaries to make guarantees, and use proceeds from asset sales.
     In addition, on January 21, 2010, the Company, JLL Partners Fund V, L.P. (“JLL”), and Warburg Pincus Private Equity IX, L.P (“Warburg Pincus”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which JLL and Warburg Pincus have certain rights to (1) require the Company to register common stock of the Company (“Common Stock”) owned by JLL and Warburg Pincus and their affiliates and (2) include Common Stock owned by JLL and Warburg Pincus and their affiliates in registration statements for the sale of Common Stock filed by the Company. JLL and Warburg Pincus collectively beneficially own approximately 51% of the Common Stock. In addition, six of the Company’s ten directors hold positions with affiliates of either JLL or Warburg Pincus.
     The foregoing description of the Indenture, the Security Agreement, the 2016 Notes, and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Indenture (including the form of 2016 Note and Notation of Guarantee by the Guarantors), the Security Agreement, and the Registration Rights Agreement, copies of which are attached hereto as Exhibits 4.1, 10.1, and 10.2, respectively, and incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
     The Pledge and Security Agreement (the “Old Security Agreement”), dated as of February 11, 2005, by the Company, the Guarantors, and UBS AG, Stamford Branch, as collateral trustee, was terminated on January 21, 2010. The Old Security Agreement secured the Company’s and the Guarantors’ obligations under the Company’s Second Priority Senior Secured Floating Rate Notes due 2012 (the “2012 Notes”). As previously reported, the Company entered into a Supplemental Indenture releasing all of the liens on the collateral securing the 2012 Notes pending the completion of the Company’s previously announced debt exchange for the 2012 Notes, which occurred on January 21, 2010.
     In connection with the Company’s entrance into the Registration Rights Agreement, on January 21, 2010, the Second Amended and Restated Stockholders Agreement (the “Stockholder Agreement”), dated as of June 2, 2005, among the Company, Building Products, LLC, Floyd F. Sherman, Charles L. Horn, Kevin P. O’Meara, and Donald F. McAleenan (such parties, other than the Company, are the “Stockholders”) was terminated. The Stockholders Agreement provided the Stockholders with certain demand and piggyback registration rights.
Item 2.03. Creation of a Direct Financial Obligation.
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in its entirety in this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
     On January 21, 2010, Building Products, LLC, of which JLL and Warburg Pincus are the beneficial owners, purchased 25,714,286 shares of Common Stock, at a subscription price of $3.50 per share pursuant to the Investment Agreement, dated as of October 23, 2009, among the Company, JLL, and Warburg Pincus, upon exercise of subscription rights issued pro rata to holders of Common Stock in the Company’s previously announced rights offering. The total purchase price for those shares was $90,000,001. The sale of such shares was made in reliance on the exemption from registration of Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).
     Additionally, on January 21, 2010, the Company issued 7,112,244 shares of Common Stock (the “Debt Exchange Shares”) in exchange for $24,892,854 in aggregate principal amount of 2012 Notes that were submitted to the Company in its previously announced debt exchange.

Holders of 2012 Notes who received the Debt Exchange Shares exchanged their 2012 Notes at par at an exchange price of $3.50 per share. The exchange of the 2012 Notes for Common Stock was made in reliance on the exemption from registration of Section 4(2) of the Securities Act. To be eligible to participate in the debt exchange, a holder of 2012 Notes was required to certify that such holder was either a “qualified institutional buyer,” as defined in Rule 144A under the Securities Act, an “accredited investor,” as defined in Rule 501(a) under the Securities Act, or not a “U.S. person” as that term is defined in Rule 902 under the Securities Act.
     There were no underwriting discounts or commissions in the foregoing transactions.
Item 8.01. Other Events.
     On January 22, 2010, the Company issued a press release announcing the completion of its previously announced rights offering and debt exchange. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
By:	/s/ Donald F. McAleenan
Donald F. McAleenan
Senior Vice President, General Counsel, and Secretary

Dated: January 22, 2010

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of January 21, 2010, by and among Builders FirstSource, Inc., the Guarantors party thereto, and Wilmington Trust Company, as Trustee.

10.1	Second Lien Pledge and Security Agreement, dated as of January 21, 2010, by and among Builders FirstSource, Inc., the Guarantors party thereto, and Wilmington Trust Company, as Collateral Trustee.

10.2	Registration Rights Agreement, dated as of January 21, 2010, by and among Builders FirstSource, Inc., JLL Partners Fund V, L.P., and Warburg Pincus Private Equity IX, L.P.

99.1	Press release, dated January 22, 2010.